Exhibit (j)(1)

Law Offices of

Paul Hastings LLP

55 Second Street

San Francisco, California 94105

Telephone (415) 856-7000

Facsimile (415) 856-7100

www.paulhastings.com

January 27, 2015

GE Institutional Funds

1600 Summer Street

Stamford, Connecticut 06905

Re:	GE Institutional Funds

File Nos. 333-29337 and 811-08257 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul Hastings LLP